EXHIBIT 21

Subsidiaries of MGM Resorts International

Subsidiary	Jurisdiction of Incorporation	Percentage Ownership
Blue Tarp reDevelopment, LLC	Massachusetts	(1)
MGM Springfield reDevelopment, LLC	Massachusetts	100%
Destron, Inc.	Nevada	100%
MGM Grand (International), Pte Ltd.	Singapore	100%
MGM Resorts International Marketing, Inc.	Nevada	100%
MGM Resorts International Marketing, Ltd.	Hong Kong	100%
Sanya Investments Ltd.	Hong Kong	100%
M3 Nevada Insurance Company	Nevada	100%
Mandalay Resort Group	Nevada	100%
550 Leasing Company I, LLC	Nevada	100%
550 Leasing Company II, LLC	Nevada	100%
Circus Circus Casinos, Inc., dba Circus Circus Hotel and Casino-Las Vegas, dba Circus Circus Hotel, and dba Casino-Reno and Slots-A-Fun Casino	Nevada	100%
Diamond Gold, Inc.	Nevada	100%
Galleon, Inc.	Nevada	100%
Mandalay Corp., dba Mandalay Bay Resort and Casino and TheHotel	Nevada	100%
Mandalay Employment, LLC	Nevada	100%
Mandalay Place	Nevada	100%
MGM Resorts Festival Grounds, LLC	Nevada	100%
MGM Resorts Mississippi, Inc., dba Gold Strike Casino Resort	Mississippi	100%
M.S.E. Investments, Incorporated (“MSE”)	Nevada	100%
Jean Development Company, LLC, dba Gold Strike Hotel and Gambling Hall	Nevada	100%
Jean Development North, LLC	Nevada	(2)
Jean Development West, LLC	Nevada	(3)
Jean Fuel Company West, LLC dba Nevada Landing Auto Plaza	Nevada	100%
Nevada Landing Partnership	Illinois	(4)
Railroad Pass Investment Group, LLC, dba Railroad Pass Hotel and Casino	Nevada	100%
Gold Strike Fuel Company, LLC dba Gold Strike Auto & Truck Plaza	Nevada	100%
Gold Strike L.V.	Nevada	(5)
Victoria Partners, dba Monte Carlo Resort and Casino	Nevada	(6)
New Castle Corp., dba Excalibur Hotel and Casino	Nevada	100%
Ramparts, Inc., dba Luxor Hotel and Casino	Nevada	100%
Vintage Land Holdings, LLC	Nevada	100%
Metropolitan Marketing, LLC	Nevada	100%
MMNY Land Company, Inc.	New York	100%
MGM Grand Detroit, Inc.	Delaware	100%
MGM Grand Detroit, LLC, dba MGM Grand Detroit	Delaware	(7)
MGM Grand Hotel, LLC, dba MGM Grand Hotel & Casino	Nevada	100%
Grand Laundry, Inc.	Nevada	100%
MGM Grand Condominiums, LLC	Nevada	100%
MGM Grand Condominiums II, LLC	Nevada	100%
MGM Grand Condominiums III, LLC	Nevada	100%
Tower B, LLC	Nevada	100%
Tower C, LLC	Nevada	100%
MGM Hospitality, LLC	Nevada	100%
MGM Hospitality Holdings, LLC	Dubai	100%
MGM Hospitality Development, LLC	Dubai	100%
MGM Hospitality Development, LLC	Abu Dhabi	100%
MGM MIRAGE Hospitality Management, LLC	Abu Dhabi	100%
MGM Hospitality International Holdings, Ltd.	Isle of Man	100%
MGM Resorts China Holdings Limited	Hong Kong	100%
MGM (Beijing) Hospitality Services, Ltd.	Beijing	100%

Subsidiary	Jurisdiction of Incorporation	Percentage Ownership
MGM Asia Pacific Holdings Limited	Hong Kong	100%
MGM China Holiday (Hangzhou Bay) Holdings Limited	Hong Kong	100%
MGM (HK) Cruise Investment Holdings Limited	Hong Kong	100%
MGM Hospitality India Private, Ltd.	India	100%
MGM International, LLC	Nevada	100%
MGM Resorts International Holdings, Ltd.	Isle of Man	100%
MGM China Holdings, Ltd.	Grand Cayman	(8)
MGM Macau, Ltd.	Isle of Man	100%
MGM Resorts Club Holdings, Ltd.	Hong Kong	100%
MGM Resorts Macau, Ltd.	Isle of Man	100%
MGM Resorts International Holdings II, Ltd.	Isle of Man	100%
MGM National Harbor, LLC	Nevada	100%
MGM Resorts Advertising, Inc.	Nevada	100%
VidiAd	Nevada	100%
MGM Resorts Aircraft Holdings, LLC	Nevada	100%
MGM Resorts Arena Holdings, LLC	Nevada	100%
MGM Resorts Development, LLC	Nevada	100%
MGM Resorts International Global Gaming Development, LLC	Nevada	100%
MGM Resorts International Operations, Inc.	Nevada	100%
MGM Resorts Land Holdings, LLC	Nevada	100%
MGM Resorts Macao, LLC	Nevada	100%
MGM Grand (Macao) Limited	Macau	100%
MGM Resorts Limited, LLC	Nevada	100%
Inspired, LLC	Maryland	100%
MGM Resorts Tier 1 Sub B, LLC	Nevada	100%
MGM Resorts Management and Technical Services, LLC	Nevada	100%
MGM Resorts Online, LLC	Nevada	100%
MGM Resorts Retail	Nevada	100%
OE Pub, LLC	Nevada	100%
MGM Springfield, LLC	Massachusetts	100%
MGMM Insurance Company	Nevada (insurance)	100%
Mirage Resorts, Incorporated	Nevada	100%
AC Holding Corp.	Nevada	100%
AC Holding Corp. II	Nevada	100%
Beau Rivage Resorts, Inc., dba Beau Rivage	Mississippi	100%
Bellagio, LLC, dba Bellagio	Nevada	100%
Bella Lounge, LLC	Nevada	(9)
Bungalow, Inc.	Mississippi	100%
LV Concrete Corp.	Nevada	100%
MAC, CORP.	New Jersey	100%
MGM Resorts Aviation Corp.	Nevada	100%
MGM Resorts Corporate Services	Nevada	100%
MGM Resorts International Design	Nevada	100%
MGM Resorts Manufacturing Corp.	Nevada	100%
MH, Inc., dba Shadow Creek	Nevada	100%
M.I.R. Travel	Nevada	100%
The Mirage Casino-Hotel, dba The Mirage	Nevada	100%
Mirage Laundry Services Corp.	Nevada	100%
Mirage Leasing Corp.	Nevada	100%
350 Leasing Company I, LLC	Nevada	100%
350 Leasing Company II, LLC	Nevada	100%
450 Leasing Company I, LLC	Nevada	100%
MRGS, LLC	Nevada	100%
Arena Land Holdings, LLC	Nevada	100%
Park District Holdings, LLC	Nevada	100%
Project CC, LLC	Nevada	100%
Aria Resort & Casino, LLC	Nevada	100%
CityCenter Facilities Management, LLC	Nevada	100%
CityCenter Realty Corporation	Nevada	100%
The Crystals at CityCenter Management, LLC	Nevada	100%
Vdara Condo Hotel, LLC	Nevada	100%
New PRMA Las Vegas, Inc.	Nevada	100%
New York-New York Hotel & Casino, LLC, dba New York-New York Hotel &

Subsidiary	Jurisdiction of Incorporation	Percentage Ownership
Casino	Nevada	(10)
New York-New York Tower, LLC	Nevada	(10)
IKM MGM, LLC	Nevada	100%
IKM MGM Management, LLC	Nevada	100%
Vintage Land Holdings II, LLC	Nevada	100%
PRMA, LLC	Nevada	100%
PRMA Land Development Company, dba Primm Valley Golf Club	Nevada	100%
The Signature Condominiums, LLC	Nevada	100%
Signature Tower 1, LLC	Nevada	100%
Signature Tower 2, LLC	Nevada	100%
Signature Tower 3, LLC	Nevada	100%
Vendido, LLC	Nevada	100%

(1)	99% of the voting securities are owned by MGM Resorts International and 1% is owned by an unrelated third party.
(2)	The partnership interests are owned 91% by MSE and 9% by Diamond Gold, Inc.
(3)	The partnership interests are owned 92% by MSE and 8% by Diamond Gold, Inc.
(4)	The partnership interests are owned 85% by MSE and 15% by Diamond Gold, Inc.
(5)	The partnership interests are owned 97.5% by MSE and 2.5% by Diamond Gold, Inc.
(6)	The partnership interests are owned 50% by Gold Strike L.V. and 50% by MRGS LLC
(7)	Approximately 97% of the voting securities are owned by MGM Grand Detroit, Inc. and 3% are owned by unrelated third parties.
(8)	The partnership interests are owned 51% by MGM Resorts International and 49% owned by unrelated third parties.
(9)	Approximately 53% of the voting securities are owned by Bellagio, LLC and 47% are owned by unrelated third parties.
(10)	50% of the voting securities are owned by MGM Resorts International and 50% are owned by New PRMA Las Vegas, Inc.

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